Exhibit 99.2

Acquisition of Euticals Discussion Materials May 5, 2016

Forward - Looking Statements This presentation may contain projections, estimates and other forward - looking statements that involve a number of risks and uncertainties, including those discussed in the Company’s filings with the Securities and Exchange Commission. While this presentation represents management’s current judgment on the future direction of the Company’s business, such risks and uncertainties could cause actual results to differ materially from any future performance suggested herein. The Company undertakes no obligation to release publicly the results of any revisions to these forward - looking statements to reflect events or circumstances arising after the date hereof. 1 1. For further information on Forward Looking Statements see Appendix A. 1

Euticals Transaction Summary 2 Euticals • One of the leading players in API in the EU Benefits • Doubles API revenues • Significantly expands EU footprint and customer base Consideration • $358 million in AMRI stock ¹ , seller note and cash Expected Closing • Third quarter of 2016 subject to customary closing conditions, including HSR clearance in the U.S. Leadership • Margalit Fine , CEO of Euticals to join AMRI • Fernando Napolitano to join Board of Directors ¹See Appendix B

AMRI is Uniquely Positioned to Capitalize on a Growing Trend in Pharmaceutical Outsourcing • Fast - growing contract research, development and manufacturing company serving the brand and generic pharmaceutical markets • Growing portfolio of complex API • Integrating legacy drug discovery expertise with expanding product development and manufacturing capabilities • Service offering spans entire drug development spectrum from discovery to manufacturing Discovery & Development Services (DDS) API Manufacturing Drug Product Manufacturing 3

AMRI is Building a Preeminent Contract Research, Development and Manufacturing Organization for Complex Science

Discovery & Development Services (DDS)	API Manufacturing	Drug Product Manufacturing
2015	**2016**	**2014**
SSCI The Crystallization Experts® Sold State Chemistry	EUTICALS API, Custom Synthesis EU Footprint	Initiated Generic Development & Manufacturing
2015	**2015**	**2014**
WH WHITEHOUSE LABORATORIES Labs Qualification Testing & Analytical	gadea Grupo Farmacéutico API, Drug Product EU Footprint	OSOBIO® The injectables cmo Commercial Scale Sterile Fill/Finish
2015	**2014**	**2014**
Integrated Drug Discovery Center Operational; New Alliances	CedarburgHauser PHARMACEUTICALS Controlled Substance API	aptuit Glasgow Formulation & Manufacturing

AMRI® Albany Molecular Research Inc.

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Strategic Rationale for Euticals Transaction 5 Elevates AMRI to a leading global player in API Addition of complex assets with high barriers to entry Expands footprint in generics Further growth into Europe Opportunity in fermentation and EU custom synthesis Potential operating, revenue and capital expenditure synergies to drive incremental value

Euticals Acquisition Elevates AMRI to a Leading Global API Developer and Manufacturer

More than doubles API contract revenue[1]

- Euticals 2015 total revenue: $245M

Significantly expands portfolio of niche, high barrier to entry APIs

- Sterile API, steroids, monobactams, boronic acids, controlled substances
- Significantly expands generic portfolio

Expands AMRI's global footprint

- Headquartered in Italy, additional facilities in US, France, Germany
- 75% of Euticals revenue is generated ex-US
- Provides European-based custom synthesis capabilities

Expands and diversifies customer base

- 400 customers; little customer concentration

Adds new capabilities/technologies

- Hydrogenation, fermentation, photocatalytic chemistry, industrial chromatography and spray drying

1. On a pro forma basis. All of Euticals revenues have been included in the API segment. Further analysis to be completed to confirm

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AMRI® Albany Molecular Research Inc.

Euticals Significantly Diversifies AMRI Geographic Revenue Streams 60% 27% 7% 6% Sales US EU 48% 31% 11% 11% Sales RoW Asia EU US 7 Asia RoW AMRI Standalone 2015 Pro Forma 2015

API MANUFACTURING CUSTOM SYNTHESIS CONTRACT MANUFACTURING FINE CHEMICALS 65% 20% 15% Extensive product portfolio, >200 APIs Global market leadership in many products P rocess development, scale - up, validation and rapid volume escalation N on - GMP to full cGMP synthesis and chemical manufacturing services Broad technological expertise Euticals is a Leading Player in the Pharmaceutical & Fine Chemicals Industry 863 Employees | 9 Manufacturing sites | 17 EU COS/CEPs | 50 US DMFs 8

Euticals 2015 Key Figures 9 Extensive Portfolio Over 61 active projects in CS/CMO including 17 CEP granted 400 & 66 EU & US DMF Filed 11 API handled in CS/CMO Qualifications on going 4 Main new launches expected in 2016 More than 70 New Sales More than $244 million t urnover Business 3 Business segments Over 70 c ountries s erved More than 400 c ustomers Global Presence 8 out of top 10 p harma served 1) 2016 estimate 2) Based on 2015 financials Top 15 products ~50% of revenues 1 Top 5 customers ~30% of revenues 2

Euticals Significantly Expands EU Footprint
Adds to AMRI's Global Service and Product Offering



Albany, NY
Buffalo, NY
Rensselaer, NY
Grafton, WI
West Lafayette, IN
Missouri
Burlington, MA
Lebanon, NJ
Albuquerque, NM
Glasgow, UK
Germany
France
Malta
Italy
Valladolid
Léon
San Cristóbal
Aurangabad
Hyderabad
Singapore

Euticals Location	Expertise
Lodi, Italy	Large volumes High potency API
Rozzano, Italy (2 facilities)	Fermentation Semi-synthesis Monobactams
Origgio, Italy	Hydrogenation Tetracyclines
Tonneins, France	Aseptic filtration Crystallization
Bon-encountre, France	Organometallic chemistry Cryogenic chemistry Aseptic filtration Custom synthesis
Frankfurt, Germany	Boronic acids T3P® reagent Custom synthesis
Springfield, MO	Controlled substances Custom products

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Synergies are Financially Compelling Fully - phased in synergies of $13M to $15M will have a significant impact on EPS and bring EBITDA margins inline with AMRI Expected to be accretive to non - GAAP EPS in 2016 2017 pro forma revenue forecast to exceed $750 million, with adjusted EBITDA margins of approximately 20% Potential cap ex avoidance synergies are > $ 30M • Adds additional fermentation and sterile API capacity • Fine Chemicals business provides key support to API business 11

Euticals Transaction Details 12 Consideration • $358 million in AMRI stock ¹ , seller note and cash Financing • $63 million seller note • 0.25% annual interest, 5 - year note, amortization in years 3 - 5 Debt Terms • Senior credit facility commitment by JP Morgan and Barclays • Adds $230M to existing loan, pending consent • Repayment of $30M revolver • Remaining cash for general operations Leverage • Accretive to AMRI’s 2016 non - GAAP diluted EPS • Projected organic growth supports delevering next 18 months • Co - development royalties starting in 2017 will also facilitate debt pay down ¹See Appendix B

The API Market Environment Market Characteristics Global pharmaceutical market to grow from ~ $750 billion in 2014 to almost $1,000 billion by 2020 • Generics are driving volume growth • US is growing by 5% with 88% of prescriptions being filled as generics • Japan is pushing to be at 60% generics by 2018 • Europe is less than 40% generic …but, growing. Estimated API market we are targeting is $16 to $20 billion and growing Recent record of 51 new molecular entities were approved by the FDA in 2015 • 28 small molecules • 16 cancer (i.e. cytotoxic) • 5 peptides • 20 biologics (6 by CBER); remainder by CDER Rule of Thumb: API costs are < 5 % of the price a typical branded product and 20% of a generic product . Therefore, generics can be more profitable. 13

Targeted Segments for Growth in APIs √ Controlled Substances • C - II API’s must be manufactured domestically limiting foreign competition • Constant stream of NCEs. Constant reformulation of old opioids (e.g. abuse deterrent forms of “Vicodin ®” • Likely Pathway: Organic Peptides/Proteins • Specialized chemistry that has not gotten the attention from Asian companies. (Western companies are selling API to India today.) • Constant stream of NCEs • Most dosage form products are injectable and some complex injectables • Likely Pathway: Inorganic √ Custom/Complex Chemistry • Segments with barrier to entry (like Cytotoxic, Vitamin D derivatives) • This segment must be grown through robust selling, relationships, retention of early stage development customers and repeat customers • Constant stream of NCEs • Likely Pathway: Organic and Inorganic 14 √ Steroids/Hormones • European regulations regarding isolation of steroid manufacturing have limited competition • Likely Pathway: Inorganic and Organic

Entering A New Growth Era as Outsourcing Trends Increase Global pharma simplifying to core competencies • Reducing internal resources • Generic competition • Divesting fixed assets • Avoiding technology investments Early to mid - stage companies accessing outsourcing • VCs / Academia / Virtual pharma Increased funding fueling increase in early discovery and development Industry consolidation triggering interest in larger outsourcing partners • Vendor consolidation programs benefitting integrated providers Clear Trend Back to Western Supply Quality and i ntegrity issues IP protection Enhanced collaboration 15

16 Acquisition Supports Goal to Achieve $1B in Revenues in 2018 $0 $200 $400 $600 $800 $1,000 $1,200 2013 2014 2015 2016E 2017 Pro Forma 2018E $479 > $750 $1,000 $403 $277 $247 DDS API Drug Product Royalties Total 1. 2016E is midpoint of guidance 2. 2017 proforma includes Euticals revenues 3. 2018 guidance as of Feb. 2016

17 AMRI Strategy – Disciplined Expansion • Capitalizing on expertise in chemistry • Leverage global recognition in chemistry to build biology • Accelerate growth through attractive partnerships and M&A Discovery & Development Services • Expanding generic portfolio and global footprint • Focusing on high value, niche APIs; Controlled substances, steroids, proteins, peptides, complex and cytotoxics • Additional acquisitions feasible for the right deal • Generic product alliances API Manufacturing • Increasing scale to take advantage of growing market needs • Focusing on high value, technically challenging areas • Capitalize on end - to - end sterile fill/finish capabilities • Identify key technologies to acquire • Generic product alliances Drug Product Manufacturing Organic Growth and C ontinued F ocus on Strategic and Opportunistic Acquisitions 17

Appendix

Appendix A

Forward Looking Statements

This presentation includes forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 and other federal securities laws that involve risks and uncertainties. These statements include, but are not limited to, statements regarding the acquisition of Euticals, the projected revenue and non-GAAP EBITDA of Euticals, the potential synergies associated with the transaction, the potential impact on the Company's operations and financial results and its accretive nature, the expected timing for the closing of the transaction and the Company's expectations for financing the transaction, including the type of such financing; expectations regarding Euticals employees joining the Company following the closing of the transaction and the contributions and responsibilities of those employees to the Company's and Eutical's continued operations, the appointment of Fernando Napolitano to the Company's Board of Directors after closing, the sufficiency of committed debt financing and the Company's existing cash to finance the transaction, repay the Company's current credit facilities and pay fees and expenses related to the transaction. Readers should not place undue reliance on our forward-looking statements. The Company's senior management has made numerous assumptions in providing this guidance which, while believed to be reasonable, may not prove to be accurate. Numerous factors, including those noted above, may cause actual results to differ materially from the guidance provided. The Company expressly disclaims any current intention or obligation to update the guidance provided or any other forward-looking statement in this presentation to reflect future events or changes in facts assumed for purposes of providing this guidance or otherwise affecting the forward-looking statements contained in this presentation. The Company's actual results may differ materially from such forward-looking statements as a result of numerous factors, some of which the Company may not be able to predict and may not be within the Company's control. Factors that could cause such differences include, but are not limited to, the ability of the Company to effectively integrate the Euticals businesses; possible negative impacts to the revenue expected to be received by the Euticals businesses; trends in pharmaceutical and biotechnology companies' outsourcing of manufacturing services and chemical research and development, including softness in these markets; the success of the sales of other products for which the Company receives royalties; the risk that clients may terminate or reduce demand under any strategic or multi-year deal; the Company's ability to enforce its intellectual property and technology rights; the Company's ability to obtain financing sufficient to meet its business needs; the Company's ability to successfully comply with heightened FDA scrutiny on aseptic fill/finish operations; the results of further FDA inspections; the Company's ability to effectively maintain compliance with applicable FDA and DEA regulations; the Company's ability to integrate past or future acquisitions, and make such acquisitions accretive to the Company's business model, the Company's ability to take advantage of proprietary technology and expand the scientific tools available to it, the ability of the Company's strategic investments and acquisitions to perform as expected, as well as those risks discussed in the company's Annual Report on Form 10-K for the year ended December 31, 2015 as filed with the Securities and Exchange Commission on March 30, 2016, and the Company's other SEC filings. Revenue, adjusted EBITDA, accretion and other financial guidance offered by senior management as part of this presentation with respect to 2016 and 2017 represent a point-in-time estimate and are based on information as of May 4, 2016.

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AMRI®
Albany Molecular Research Inc.

Appendix B The shares of Company common stock (the “Shares”) to be issued in connection with the acquisition of Euticals will be offered and sold outside the United States to Lauro 57, an eligible investor pursuant to Regulation S of the Securities Act of 1933, as amended (the “Securities Act”). The Shares have not been registered under the Securities Act, or the securities laws of any other jurisdiction, and may not be offered or sold in the United States absent registration under or an applicable exemption from such registration requirements. This presentation does not constitute an offer to sell, or a solicitation of an offer to purchase, the Shares in any jurisdiction in which such offer or solicitation would be unlawful. 20